EXHIBIT 99.4p


                                     [LOGO]

                         NORTHERN LIFE INSURANCE COMPANY
                                 A Stock Company
HOME OFFICE:                                              ADMINISTRATIVE OFFICE:
1501 4th Avenue, Suite 1000                                      {P.O. Box 12530
Seattle, WA 98101-3620                                   Seattle, WA 98111-4350}
                                                      {RELIASTAR SERVICE CENTER:
                                                                   P.O. Box 5050
                                                 Minot, North Dakota 58702-5050}

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                      RIGHT TO EXAMINE AND CANCEL CONTRACT

You may cancel this contract by giving written notice of cancellation to Northern Life Insurance Company {P.O. Box 12530, Seattle, WA 98111-4530, or ReliaStar Service Center, P.O. Box 5050, Minot, ND 58702-5050}. You may also give notice to the agent from whom you bought the contract. You must also return the contract before midnight of the tenth day after the date you receive the contract. As soon as you return it, we will consider it void from the start. When these conditions are met, we will refund the Contract Value as of the next Valuation Date after receiving your request. However, if applicable law so requires, the full amount of any Purchase Payments we receive will be refunded.
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                                     NOTICE
ANNUITY PAYOUTS AND CONTRACT VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND MAY INCREASE OR DECREASE IN VALUE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT.

This contract is a legal contract between you and Northern Life Insurance Company. READ YOUR CONTRACT CAREFULLY.

We will make Fixed and/or Variable Annuity Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.


If you die while this contract is in force, we will pay the death benefit when we receive written notice of your death.

Your rights under this contract cannot be forfeited.

We issue this contract in consideration of the attached application and the payment of Purchase Payments according to the terms of this contract.

The provisions on the following pages are a part of this contract.

        /s/ Susan M. Bergen                /s/ Michael J. Dubes
            Secretary                           President

                 INDIVIDUAL DEFERRED RETIREMENT ANNUITY CONTRACT
                                Nonparticipating
                       VARIABLE AND/OR FIXED ACCUMULATION
                  VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS


Form No. 13077 7-99

TABLE OF CONTENTS
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                                                                       PAGE
                                                                       ----
          Section 1       Definitions                                     3
          Section 2       The Contract                                    5
          Section 3       Purchase Payments                               5
          Section 4       Fixed Account                                   6
          Section 5       Variable Account                                8
          Section 6       Reallocations of Contract Value                12
          Section 7       Withdrawals                                    14
          Section 8       Annuity Benefits                               17
          Section 9       General Provisions                             23
          Section 10      Payments at Death                              25
          Section 11      Amendment and Disclaimer                       28
          Section 12      Termination                                    29
          Section 13      If your Contract is an IRA                     29




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Additional benefits, if any, are listed on the Contract Data Page(s).
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Form No. 13077 7-99

                               CONTRACT DATA PAGE
                 INDIVIDUAL DEFERRED RETIREMENT ANNUITY CONTRACT



PURCHASE PAYMENTS:
            Minimum Initial or Subsequent Lump Sum Purchase Payment    $5,000.00
            Minimum Periodic Payment(s)                                   $50.00

Purchase Payments are allocated to the Fixed Account and Separate Account One (Variable Account) as shown below unless changed as provided in this contract:


VARIABLE ACCOUNT

SUB-ACCOUNTS                                                 INITIAL ALLOCATION
NORTHSTAR GALAXY TRUST
            Emerging Growth Portfolio                                         0%
            Research Enhanced Index Portfolio                                 0%
            Growth + Value Portfolio                                          0%
            High Yield Bond Portfolio                                         0%
            International Value Portfolio                                     0%

FIDELITY VARIABLE INSURANCE PRODUCT FUND
            VIP Money Market Portfolio                                        0%
            VIP Growth Portfolio                                              0%
            VIP Equity-Income Portfolio                                       0%

FIDELITY VARIABLE INSURANCE PRODUCT FUND II
            VIP II Investment Grade Bond Portfolio                            0%
            VIP II Asset Manager: Growth Portfolio                            0%
            VIP II Index 500 Portfolio                                        0%
            VIP II Contrafund Portfolio                                       0%

FIDELITY VARIABLE INSURANCE PRODUCT FUND III
            VIP III Growth Opportunities Portfolio                            0%

THE ALGER AMERICAN FUND
            ALGER AMERICAN Small Capitalization Portfolio                     0%
            ALGER AMERICAN Growth Portfolio                                   0%
            ALGER AMERICAN MidCap Growth Portfolio                            0%
            ALGER AMERICAN Leveraged AllCap Portfolio                         0%


Form No. 13077 7-99                                                      PAGE A

SUB-ACCOUNTS (CONTINUED)                                     INITIAL ALLOCATION
JANUS ASPEN SERIES
            Aggressive Growth Portfolio                                       0%
            Growth Portfolio                                                  0%
            International Growth Portfolio                                    0%
            Worldwide Growth Portfolio                                        0%

OCC ACCUMULATION TRUST
            Managed Portfolio                                                 0%
            Small Cap Portfolio                                               0%
            Equity Portfolio                                                  0%
            Global Equity Portfolio                                           0%

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
            Partners Portfolio                                                0%
            Limited Maturity Bond Portfolio                                   0%
            Socially Responsive Portfolio                                     0%

FIXED ACCOUNT
            Fixed Account A                                                   0%
            Fixed Account B                                                   0%
            Fixed Account C                                                   0%

            --------------------------------------------------------------------
            Total Allocation                                                100%


-------------------------------------------------------------------------------------------------
                                     TABLE OF WITHDRAWAL CHARGES
------------------------------------------------- -----------------------------------------------
CONTRACT YEAR OF TOTAL/PARTIAL WITHDRAWAL MINUS      WITHDRAWAL CHARGE AS PERCENTAGE OF EACH
       CONTRACT YEAR OF PURCHASE PAYMENT                         PURCHASE PAYMENT
------------------------------------------------- -----------------------------------------------
                       0                                                7%
------------------------------------------------- -----------------------------------------------
                       1                                                7%
------------------------------------------------- -----------------------------------------------
                       2                                                6%
------------------------------------------------- -----------------------------------------------
                       3                                                5%
------------------------------------------------- -----------------------------------------------
                       4                                                4%
------------------------------------------------- -----------------------------------------------
                       5                                                2%
------------------------------------------------- -----------------------------------------------
                       6+                                              zero
------------------------------------------------- -----------------------------------------------

OTHER CHARGES:
      Mortality Risk Charge:                  .85% of the daily net asset value
      Expense Risk Charge:                    .40% of the daily net asset value
      Administrative Charge:                  .15% of the daily net asset value
      Annual Contract Charge:                                               $30

                                 OWNER: John Doe
                                 OWNER: Mary Doe
                          ISSUE DATE: December 1, 1999
                            CONTRACT NO.: VA00123456
                              ANNUITANT: Jimmy Doe
                              ANNUITANT: Debbie Doe


Form No. 13077 7-99                                                      PAGE B
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SECTION 1  DEFINITIONS
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ACCUMULATION UNIT        A unit of measure used to determine the Variable
                         Account Contract Value.

ANNUITANT(S)             You are the Annuitant(s) unless you designate someone
                         else to be the Annuitant(s).

ANNUITY PAYOUT DATE      The first business day of any calendar month in which a
                         Fixed or Variable Annuity Payout is made under the contract.

ANNUITY UNIT             A unit of measure used to determine the amount of a
                         Variable Annuity Payout after the first annuity payout.

BENEFICIARY              The person(s) named by you to receive any payments
                         after your death.

CODE The Federal Internal Revenue Code of 1986 (IRC), as amended.

CONTINGENT BENEFICIARY   The person(s) you name to become the Beneficiary if the
                         Beneficiary dies.

CONTRACT ANNIVERSARY     The same day and month as the Issue Date each year that
                         this contract remains in force.

CONTRACT EARNINGS        On any Valuation Date, the Contract Value,
                         1.     PLUS the aggregate Purchase Payments withdrawn
                                up to that date,

                         2. LESS the aggregate Purchase Payments made up to that date.

CONTRACT VALUE           The sum of the Fixed Account Contract Value (as defined
                         in Section 4D),

                         1. PLUS the Variable Account Contract Value (as defined in Section 5D) on a Valuation Date,

                         2. LESS prior withdrawals (including early withdrawal charges),

                         3.     LESS applicable taxes, and

                         4.     PLUS all interest earned.

CONTRACT YEAR            Each 12-month period starting with the Issue Date and
                         each Contract Anniversary after that.

FIXED ACCOUNT            One or more accounts under this contract that guarantee
                         both principal and interest. The Fixed Accounts are held in our General Account. We have complete ownership and control of the assets in the General Account.

FIXED ANNUITY PAYOUT     A series of periodic payments to the Payee which do not
                         vary in amount. The principal and interest amounts are guaranteed. These payments are made from the General
                         Account.




Form No. 13077 7-99                                                           3
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SECTION 1  DEFINITIONS (CONTINUED)
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FUND                     Any open-end management investment company (or
                         portfolio thereof) or any unit investment trust (or series thereof) listed on the Contract Data Page(s) on the Issue Date or thereafter made available.

GENERAL ACCOUNT          Our assets other than those allocated to the Variable
                         Account or any other separate account.

HOME OFFICE              Northern Life Insurance Company at our home office in
                         Seattle, Washington, or our administrative office in Minot, North Dakota.

IRREVOCABLE BENEFICIARY  The Irrevocable Beneficiary cannot be removed as
                         Beneficiary without his or her consent.

                         The Irrevocable Beneficiary must also consent to any full or partial withdrawal, or ownership change, that the Owner wishes to make.

OWNER(S) (YOU, YOUR)     The person(s) named on the Application and the Contract
                         Data Page(s) to hold this contract and to exercise all rights and privileges under it.

                         The first Owner listed on the Contract Data Page will be the person designated to receive all correspondence, notices and the IRC forms we are required to send out under the Code.

                         Any Owners own the contract equally. Any request that affects the contract must be signed by both the Owners.

PAYEE The person to receive payments under a Fixed or Variable Annuity Payout.

PURCHASE PAYMENTS        These include periodic, single lump sum, rollover, and
                         transfer payments paid to us on your behalf, less applicable premium taxes, if any, as required by law.

START DATE               The date on which the entire Contract Value is used to
                         purchase a Fixed and/or Variable Annuity Payout. Unless you tell us otherwise in writing, the Start Date will be the first day of the month in which the Annuitant reaches age 85.

                         If the Start Date is earlier than the date on which you reach age 59 1/2, you may be subject to tax penalties unless you meet a permitted exception.

SUB-ACCOUNT              A subdivision of the Variable Account.

                         Each Sub-Account's assets are invested exclusively in one of the Funds.

                         The Sub-Accounts available on the Issue Date and the percentage of Purchase Payments you have allocated to each Sub-Account on the Issue Date are shown on the Contract Data Page(s).

                         Other Sub-Accounts may be available after the Issue
                         Date.


Form No. 13077 7-99                                                          4
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SECTION 1  DEFINITIONS (CONTINUED)
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VALUATION DATE           Each day on which the New York Stock Exchange (NYSE) is
                         open for business, except for a day that a Sub-Account's corresponding Fund does not value its shares. The NYSE is currently closed weekends and specified holidays.

VALUATION PERIOD         The time between a Valuation Date and the next
                         Valuation Date.

VARIABLE ACCOUNT         A separate investment account of ours, identified on
                         the Contact Data Page(s), which has been established under the State of Washington insurance laws. It is divided into Sub-Accounts.

VARIABLE ANNUITY PAYOUT  A series of periodic payments to the Payee varying in amount based on the investment performance of the Variable Account Sub-Accounts under this contract.

WE, US, OUR              Northern Life Insurance Company at its home office in
                         Seattle, Washington and its administrative office in Minot, North Dakota.

WRITTEN, IN WRITING      A written request or notice signed, dated, and received
                         at an address designated by us in a form we accept. You may ask us for the forms.


SECTION 2  THE CONTRACT
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A. THE CONTRACT
                         The entire contract is the contract; the Contract Data Page(s); the application; and attached endorsements.

                         Unless fraudulent, all statements made by or on behalf of anyone covered by this contract are representations and not warranties.

                         Only statements found in the attached application(s) may be used to cancel this contract or as our defense if we refuse to pay a claim.

B. MODIFICATION OF CONTRACT
                         Only our President or Secretary may change this contract on our behalf. No agent or any other person may change this contract. Any change must be in writing.


SECTION 3  PURCHASE PAYMENTS
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A. GENERAL
                         Purchase Payments must be in cash or a cash equivalent and are payable at our Home Office.

                         Subject to Section 13C, you may make Purchase Payments at any time before the Start Date while the contract is in force.

                         The initial Purchase Payment must equal or exceed the minimum as shown on the Contract Data Page(s).


Form No. 13077 7-99                                                         5
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SECTION 3  PURCHASE PAYMENTS (CONTINUED)
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                         On a non-discriminatory basis, we may choose not to
                         accept an additional Purchase Payment if:

                         1.     It is less than

                                a.  A minimum lump sum Purchase Payment of
                                    $5,000,

                                b. A minimum periodic payment in the amount of $50.00; or

                         2. The additional Purchase Payment plus the Contract Value at the next Valuation Date exceeds $1,000,000.

B. ALLOCATION OF
   PURCHASE PAYMENTS
                         You specified the initial allocation of Purchase Payments on your application for this contract.

                         This allocation is shown on the Contract Data Page(s). The allocation of future Purchase Payments will remain the same unless you change it.

                         You may change the percentage allocation between or among available Sub-Accounts and the Fixed Accounts at any time by giving us written notice.

                         The change is subject to any limitations on the number of Funds available through each contract.

                         Changes in the allocation will not be effective until the date we receive your notice and will only affect Purchase Payments we receive after that date.

                         The allocation may be 100% to any account or may be divided between the accounts in whole percentage points, totaling 100%.

                         Reallocations of the Contract Value are governed by
                         Section 6.


SECTION 4  FIXED ACCOUNT
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A. GENERAL
                         The Fixed Account consists of Fixed Accounts A, B and
                         C.

                         Purchase Payments allocated, and Contract Value reallocated, to the Fixed Accounts will be credited with interest at rates we determine from time to time.

                         The rate will never be less than an effective annual interest rate of three percent.

B. INTEREST CREDITING
     1.       GENERAL
                         We may credit interest in excess of the guaranteed rate of three percent.



Form No. 13077 7-99                                                        6
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SECTION 4  FIXED ACCOUNT (CONTINUED)
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            2.          INTEREST RATE
                        IN EFFECT

                         Any interest rate in effect when an amount is allocated or reallocated to the Fixed Account is guaranteed for 12 months after it is received.

                         All amounts in the Fixed Account, after the end of the year referenced above, are credited with excess interest at the rates in effect for the then current 12-month period.

                         There may be more than one interest rate in effect at any time for Fixed Accounts A, B or C.

                         While this contract is in force, interest rates declared for Fixed Account A will not be more than the interest rates declared for Fixed Account B.

                         The interest rate for Fixed Account C may be higher than Fixed Account A or B.

            3.          FACTORS DETERMINING
                        INTEREST RATE

                         In setting interest rates, we consider many factors, including, but not limited to: investment yield rates, taxes, and contract persistency.

            4.          TIMING OF
                        INTEREST CREDITING

                         We will credit interest to the Fixed Account Contract Value beginning on the date we receive your Purchase Payment or reallocation until it is withdrawn or otherwise reallocated.

                         Interest will be credited and compounded daily to the Fixed Account Contract Value using the daily equivalents of effective annual interest rates.

C. FIXED ACCOUNT C

                         Fixed Account C is provided as a vehicle for dollar cost averaging to the Sub-Accounts.

                         The Minimum Purchase Payment for Fixed Account C is $5,000.

D. FIXED ACCOUNT
   CONTRACT VALUE

                         The Fixed Account Contract Value on any Valuation Date is:

                         1. The sum of your Purchase Payment(s) allocated to Fixed Accounts A, B and C;

                         2. PLUS any reallocations from the Variable Account to Fixed Accounts A and B;

                         3. PLUS interest credited to Fixed Accounts A, B and C;


Form No. 13077 7-99                                                        7
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SECTION 4  FIXED ACCOUNT (CONTINUED)
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                         4.     LESS any previous partial withdrawals, amounts
                                applied to purchase partial annuity payouts, and the Annual Contract Charge(s) applied to the Fixed Account;

                         5. LESS any previous reallocations to the Variable Account; and

                         6.     LESS premium tax deducted, if any.

SECTION 5  VARIABLE ACCOUNT
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A. GENERAL

                         The Variable Account is registered with the Securities and Exchange Commission as a unit investment trust, under the Investment Company Act of 1940.

                         We have complete ownership and control of the assets in the Variable Account. These assets are held separately from our other assets and are not part of our General Account.

                         The portion of the assets of the Variable Account equal to the reserves, and other contract liabilities of the Variable Account, are not chargeable with liabilities from any other business that we may conduct.

                         The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account will be credited to, or charged against, the Variable Account, without regard to our other income, gains, or losses.

B. SUB-ACCOUNTS

                         The Variable Account is divided into Sub-Accounts, some of which are available under the contract. Each Sub-Account that is available under this contract invests in shares of a Fund. Funds initially available are set forth on the Contract Data Page(s).

                         Shares of a Fund will be purchased and redeemed for a Sub-Account at their net asset value.

                         We will reinvest the net asset value of the income, dividends, and gains, distributed from shares of a Fund, in additional shares of that Fund.

                         The Fund prospectuses define the net asset value and describe the Funds.

                         The dollar amounts of values and benefits of this contract provided by the Variable Account depend on the investment performance of the Funds in which your selected Sub-Accounts are invested.

                         We do not guarantee the investment performance of the Funds. You bear the full investment risk for amounts applied to the Sub-Accounts.


Form No. 13077 7-99                                                        8
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SECTION 5  VARIABLE ACCOUNT (CONTINUED)
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C. ACCUMULATION UNITS

                         Purchase Payments received under this contract and allocated to, and any amounts reallocated to, the Variable Account will be credited in the form of Accumulation Units.

                         To find the number of Accumulation Units:

                         1. DIVIDE the amount of the Purchase Payment allocated to or any amount reallocated to the Sub-Account;

                         2. BY the value of an Accumulation Unit for that Sub-Account on the next Valuation Date.

                         To find the number of Accumulation Units cancelled upon withdrawal, or reallocation, from a Sub-Account:

                         1.     DIVIDE the amount withdrawn or reallocated;

                         2. BY the Accumulation Unit value, on the next Valuation Date.

                         Each Accumulation Unit value is set at $10 when the Sub-Account first purchases investment shares.

                         Subsequent values on any Valuation Date are equal to:

                         1.     The previous Accumulation Unit value;

                         2. MULTIPLIED by the net investment factor for that Sub-Account for the Valuation Date.

D. VARIABLE ACCOUNT
   CONTRACT VALUE

                         The Variable Account Contract Value is the total of the values of your interest in each Sub-Account. Each Sub-Account is equal to:

                         1.     The number of Accumulation Units;

                         2.     MULTIPLIED by the Accumulation Unit value.

                         The Variable Account Contract Value will vary from Valuation Date to Valuation Date.

E. NET INVESTMENT FACTOR

                         The net investment factor is an index number which reflects charges to this contract and the investment performance during a Valuation Period of the Fund in which a Sub-Account is invested.

                         If the net investment factor is greater than one, the Accumulation Unit value has increased. If the net investment factor is less than one, the Accumulation Unit value has decreased.


                         The net investment factor for a Sub-Account is determined by dividing (1) by (2) and then subtracting
                         (3) from the result, where:


Form No. 13077 7-99                                                        9
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SECTION 5  VARIABLE ACCOUNT (CONTINUED)
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                         1.     Is the net result of:

                                a. The net asset value per share of the Fund shares held in the Sub-Account, determined at the end of the current Valuation Period;

                                b. PLUS the per share amount of any dividend or capital gain distributions made on the Fund shares held in the Sub-Account during the current Valuation Period;

                                c.  PLUS a per share credit; or

                                d.  LESS a per share charge for any taxes
                                    reserved which we determine to have resulted from the operations of the Sub-Account and to be applicable to this contract.

                         2.     Is the net result of:

                                a. The net asset value per share of the Fund shares held in the Sub-Account, determined at the end of the last prior Valuation Period;

                                b.  PLUS a per share credit; or

                                c.  LESS a per share charge for any taxes
                                    reserved for the last prior Valuation Period which we determine to have resulted from the investment operations of the Sub-Account and to be applicable to this contract.

                         3. Is a daily factor representing the Mortality Risk Charge, the Expense Risk Charge, and the Administrative Charge adjusted for the number of days in the period. The charges are shown on an annual basis on the Contract Data Page(s).

F. MORTALITY RISK CHARGE

                         The Mortality Risk Charge pays us for assuming the mortality risk under this contract.

                         This charge is included in the calculation of the net investment factor. It is shown on the Contract Data Page(s).

G. EXPENSE RISK CHARGE


                         The Expense Risk Charge pays us for guaranteeing that we will not increase the Annual Contract Charge or the Administrative Charge even though our cost of administering this contract and the Variable Account may increase.

                         This Expense Risk Charge is included in the calculation of the net investment factor. It is shown on the Contract Data Page(s).


Form No. 13077 7-99                                                        10
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SECTION 5  VARIABLE ACCOUNT (CONTINUED)
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H. ADMINISTRATIVE CHARGE AND
   ANNUAL CONTRACT CHARGE

                         The Administrative Charge and the Annual Contract Charge shown on the Contract Data Page(s) pay us for the administrative expenses of the contract.

                         The Administrative Charge is included in the calculation of the net investment factor.

                         The Annual Contract Charge will be deducted from the Contract Value on each Contract Anniversary before the Start Date.

                         We make the deduction from the Fixed Account and the Variable Account on a basis that reflects each account's proportionate percentage of the Contract Value.

                         If you request a full withdrawal of this contract on other than the Contract Anniversary, the Annual Contract Charge will be deducted at the time of the withdrawal.

I. RESERVED RIGHTS

                         We reserve the right, if permitted by applicable law, to:

                         1.     Create new variable accounts;

                         2. Combine variable accounts, including the Variable Account;

                         3. Remove, add, or combine Sub-Accounts and make the new Sub-Accounts available to contract Owners at our discretion;

                         4.     Substitute shares of one Fund for another;

                         5. Reallocate assets of the Variable Account, which we determine to be associated with the class of contracts to which this contract belongs, to another variable account.

                                (If this type of reallocation is made, the term "Variable Account" as used in this contract will then mean the variable account to which the assets were reallocated);

                         6. De-register the Variable Account under the Investment Company Act of 1940, if registration is no longer required;

                         7. Make any changes required by the Investment Company Act of 1940;

                         8. Operate the Variable Account as a management investment company under the Investment Company Act of 1940, or any other form permitted by law;

                         9. Restrict or eliminate any voting privileges of contract Owners or other persons who have voting privileges as to the Variable Account; and


Form No. 13077 7-99                                                        11
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SECTION 5  VARIABLE ACCOUNT (CONTINUED)
--------------------------------------------------------------------------------

                         10. Waive the Annual Contract Charge if the Contract Value meets specified conditions, for example if:

                                a.  The Contract Value exceeds $25,000; or

                                b. You make minimum contributions of at least $5,000 (net of withdrawals) per year.

                                We reserve the right to reinstate the Annual
                                Contract Charge if the Contract Value falls below $25,000.

SECTION 6  REALLOCATIONS OF CONTRACT VALUE
--------------------------------------------------------------------------------

A. GENERAL

                         You may reallocate Contract Value between or among Sub-Accounts, from one or more Sub-Accounts to the Fixed Account, and from the Fixed Account to one or more Sub-Accounts, subject to certain limitations. Subject to the restrictions in Section 6B, we make a reallocation:

                         1. On the next Valuation Date after we receive your written instructions requesting the reallocation; or

                         2. As of a Valuation Date you request which occurs thereafter.

                         Reallocations are subject to the availability of Sub-Accounts.

                         On a non-discriminatory basis, we reserve the right to:

                         1.     Impose a charge of up to $25 for each
                                reallocation of Contract Value;

                         2.     Limit the number of reallocations you can make;

                         3. Establish minimum and maximum amounts for reallocations; and

                         4. Reallocate the entire Contract Value remaining in a Sub-Account or any Fixed Account in the event that a reallocation request would bring such remaining Contract Value below a specified amount.

                         Allocation of Purchase Payments is governed by Section
                         3.

B. REALLOCATIONS FROM
   FIXED ACCOUNT

                         Before the Start Date, Fixed Account A Contract Value may be reallocated at any time to Fixed Account B Contract Value or to the Variable Account.

                         Before the Start Date, you may request in writing the reallocation of part of Fixed Account B to the Variable Account or to Fixed Account A under the following conditions:


Form No. 13077 7-99                                                        12
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SECTION 6  REALLOCATIONS OF CONTRACT VALUE (CONTINUED)
--------------------------------------------------------------------------------
                         1. You may only reallocate Contract Value during the reallocation period that begins 30 days before and ends 30 days after each Contract Anniversary. Only one reallocation is allowed during each reallocation period;
                         2. We must receive the request to reallocate no more than 30 days before the start of the reallocation period and not later than 10 days before the end of the reallocation period;
                         3. You may not reallocate more than the greater of $1,000 or 25% of Fixed Account B Contract Value. If the Fixed Account B Contract Value is less than $1,000 after the reallocation, the full Fixed Account B Contract Value must be reallocated; and
                         4.     You must reallocate at least $250 or the total
                                Fixed Account B Contract Value, if less.
                         We reserve the right to permit reallocations in excess
                         of these limits on a non-discriminatory basis.

C. FIXED ACCOUNT C REALLOCATIONS

            1.          REQUIREMENTS

                         Reallocations from Fixed Account C to the Variable Account must begin within 30 days from receipt of the Purchase Payment. They will be in substantially equal payments over a period of 12 months.

                         You may change the Variable Sub-Account(s) receiving Fixed Account C reallocations by giving us written notice prior to the Reallocation Date.

                         Only one reallocation of Fixed Account C will take place at any one time.

                         If additional Purchase Payment(s) are received for allocation to Fixed Account C:

                         1. The balance of Fixed Account C will be adjusted to reflect the subsequent payment(s); and

                         2. Reallocations will be recalculated based on the number of months remaining in the original 12-month period.

                         Reallocations from Fixed Accounts A, B, or the Variable Account, to Fixed Account C are prohibited.

                         No full or partial withdrawals are available from Fixed Account C.

            2.          REALLOCATION DATE

                         Reallocations from Fixed Account C will be transferred any time before the 29th day of each month. You may tell us in writing the date you want the reallocation to occur.


Form No. 13077 7-99                                                        13

--------------------------------------------------------------------------------

            3.          DISCONTINUING
                        REALLOCATIONS FROM
                        FIXED ACCOUNT C

                         If reallocations from Fixed Account C are discontinued prior to the end of the 12-month term, the remaining balance of Fixed Account C will be reallocated to Fixed Account A, unless you tell us differently.

D. ALL OTHER REALLOCATIONS

                         Before the Start Date, you may make a written request to reallocate all or part of a Sub-Account's Accumulation Units to other Sub-Accounts or to Fixed Accounts A or B.

                         To accomplish this reallocation, the appropriate Accumulation Units will be redeemed and their value will be reinvested in other Sub-Accounts, or reallocated to Fixed Accounts A or B as directed in your request.

                         Subject to the restrictions in the following paragraph, after a Variable Annuity Payout has begun, you may make a written request to reallocate your Annuity Units. This is done the same way and subject to the same conditions as reallocating Accumulation Units. However, we reserve the right to restrict these reallocations.

                         No reallocations to or from Fixed Accounts A, B or C may be made after the Start Date. In the event that part of the Contract Value is applied to purchase annuity payouts, the remaining Contract Value may be reallocated as described above for periods prior to the Start Date.

SECTION 7  WITHDRAWALS
--------------------------------------------------------------------------------

A.       GENERAL

                         You may request a full or partial withdrawal by sending us a written request.

                         We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on the date the withdrawal is taken.

                         The amount withdrawn from the Sub-Accounts will be determined on the next Valuation Date following our receipt of your written request. This amount, LESS any charges, will normally be sent to you within seven days of our receipt of your written request.

                         By law, we have the right to defer payment of withdrawals from the Fixed Account for up to six months from the date we receive your request.


Form No. 13077 7-99                                                        14

--------------------------------------------------------------------------------

B. ORDER OF WITHDRAWAL

                         For purposes of calculating withdrawal charges, we will take out Contract Earnings as of the Valuation Date next following our receipt of your request; then withdrawals will be taken from Purchase Payments on a first-in, first-out basis.

C. WITHDRAWAL CHARGE

                         For any amounts withdrawn that are subject to the withdrawal charge, we calculate the withdrawal charge this way:

                         1. The withdrawal charge equals the Contract Value withdrawn allocable to Purchase Payments;

                         2.     MULTIPLIED by the Withdrawal charge
                                percentage(s).

                         The withdrawal charge percentage(s) is determined from the Table of Withdrawal Charges shown on the Contract Data Page(s).

                         If you make Purchase Payments over the course of a Contract Year, these payments will be bundled together to determine the withdrawal charge. For example, Purchase Payments made during year one, until the Contract Anniversary marking the beginning of year two, will all be considered to have been made at the start of year one for withdrawal charge calculation purposes.

                         In computing withdrawals, the withdrawal charge, if any, will be deemed a part of the withdrawal, but will not be received by you.

                         We will not apply the withdrawal charge to any portion of the Contract Value used to purchase an annuity payout.

D. FULL WITHDRAWAL

                         For a full withdrawal of the Contract Value, we calculate the withdrawal value this way:

                         1.     Withdrawal value equals Contract Value;

                         2.     LESS withdrawal charge; and

                         3.     LESS Annual Contract Charge.

                         We will pay the withdrawal value to you in a lump sum, less any applicable taxes.

                         Withdrawal of the entire Contract Value will result in termination of the contract in accordance with Section 12A, and we have no further obligation.


Form No. 13077 7-99                                                        15

--------------------------------------------------------------------------------

E. PARTIAL WITHDRAWAL

                         You may withdraw a portion of the Contract Value. For a partial withdrawal, we calculate the withdrawal value this way:

                         1.     Withdrawal value equals Contract Value
                                withdrawn;

                         2.     LESS withdrawal charge.

                         Some, or all, of the amount withdrawn may be eligible for a waiver of the withdrawal charge as described in
                         Section 7G.

                         On a non-discriminatory basis, we reserve the right to impose a charge not to exceed $25 for each partial withdrawal and to limit the number of partial withdrawals you may make.

                         Unless we agree, on a non-discriminatory basis, each partial withdrawal must be at least $1,000, excluding those under Section 7F. Following a partial withdrawal, the remaining Contract Value must be at least $1,000.

F. SYSTEMATIC WITHDRAWALS

                         You may make a written request to automatically withdraw amounts from your contract. You may elect to receive these withdrawals monthly, quarterly, semi-annually, or annually, subject to any applicable federal or state laws, rules or regulations. The minimum amount of each systematic withdrawal may not be less than $300.

                         Systematic withdrawals, in excess of amount you can withdraw without withdrawal charges, will be subject to withdrawal charges. This is described in Section 7G. Systematic withdrawals will end:

                         1. When the election amount eligible for withdrawal falls below $300;

                         2. When the contract ends due to election of an annuity payout, full withdrawal of the contract, or death of any Owner; or

                         3.     You give us written notice to end this option.

G. PARTIAL WAIVER OF
   WITHDRAWAL CHARGE

                         During any Contract Year, you may withdraw a portion of the Contract Value without a withdrawal charge. For each Contract Year, the amount you may withdraw without a withdrawal charge is the greater of:

                         1.     Earnings; or

                         2. Ten percent of Purchase Payments, as of the last Contract Anniversary, subject to withdrawal charges.


Form No. 13077 7-99                                                        16

--------------------------------------------------------------------------------

                         This amount can be taken in up to four withdrawals per Contract Year.

                         If your first withdrawal exceeds this amount, the excess is subject to the withdrawal charge in Section 7C. If your first withdrawal equals this amount, other withdrawals during the Contract Year may be subject to the withdrawal charge in Section 7C.

                         If your first withdrawal is less than this amount, any portion available for withdrawal may be applied against no more than three additional withdrawals during the Contract Year. The maximum amount available for withdrawal remains subject to the limitations in Sections 7D and 7E.

H. FEDERAL TAXES

                         Some or all of the withdrawal may be income on which you must pay tax.

                         We must report such income according to the tax laws; this may differ from the way we charge withdrawals against the contract for purposes of assessing withdrawal charges.

                         We may also be required to withhold taxes from amounts otherwise payable.

                         In addition, there may be tax penalties if you make a withdrawal before age 59 1/2.

SECTION 8  ANNUITY BENEFITS
--------------------------------------------------------------------------------

A. APPLICATION OF
   CONTRACT VALUE

                         Upon receipt of your written request for an annuity payout, we apply all or a portion of the Contract Value to provide a Fixed Annuity Payout, or a Variable Annuity Payout, or both. The portion of the Contract Value we apply will be considered a partial withdrawal for the purpose of calculating the death benefit covered in Section 10.

                         If the amount to be annuitized on the date the annuity payout is scheduled to begin is less than $5,000, we may pay the withdrawal value in a lump sum.

                         We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on any Annuity Payout Date as required by law.


Form No. 13077 7-99                                                        17

--------------------------------------------------------------------------------

B. ANNUITY PAYOUT OPTIONS

                         You may select an annuity payout by sending us a written request.

                         Your request must be received by us at least 30 days before the annuity payout is scheduled to begin.

                         If you have not selected a required minimum distribution payment method, we will provide an annuity payout option to you at age 85, unless you notify us otherwise in writing.

                         The following options are available for annuity payouts:

            OPTION ONE
                        INSTALLMENTS FOR LIFE
                        WITH OR WITHOUT A
                        FIXED PERIOD CERTAIN

                         We will pay the proceeds in equal installments for as long as the Annuitant lives.

                         If a fixed period certain is chosen, we guarantee to make payments for at least 120 months.

                         If the Annuitant dies before the end of the fixed period certain, we will pay the remaining guaranteed payments in accordance with Section 10.

                         For each $1,000 of Contract Value applied, the Annuity Payout Option One Table shows:

                         1. The guaranteed minimum rate for each installment under a Fixed Annuity Payout; or

                         2. The rate used to determine the first installment under a Variable Annuity Payout using an assumed yield of three percent.

                         The rate depends upon:

                         1. Whether the 120-month fixed period certain is chosen; and

                         2. The Annuitant's age on his/her birthday nearest the date the first installment is due.

            OPTION TWO
                        JOINT AND SURVIVOR
                        ANNUITY PAYOUT

                         We will pay the proceeds in equal installments for as long as either the Annuitant or the joint Annuitant is alive.


Form No. 13077 7-99                                                        18

--------------------------------------------------------------------------------

                         For each $1,000 of Contract Value applied, the Annuity Payout Option Two Table shows:

                         1. The guaranteed minimum rate for each installment at various ages under a Fixed Annuity Payout; or

                         2. The rate used to determine the first installment under a Variable Annuity Payout using an assumed yield of three percent.

            OPTION THREE
                        OTHER FIXED AND VARIABLE
                        ANNUITY PAYOUTS

                         We will pay the proceeds under any other Fixed and Variable Annuity Payouts that we may offer. Contact us for details.

C. CHANGE OF ANNUITY
   PAYOUT DATE

                         Unless we agree otherwise, the first Annuity Payout Date must be at least 60 days after the Issue Date. The first Annuity Payout Date is the first business day of the first calendar month in which an annuity payout will be made to you.

                         You may change the Start Date by giving us at least 30 days advance written notice.

D. FREQUENCY AND AMOUNT OF
   PAYMENTS

                         Annuity payments will be made monthly unless we agree to a different payment schedule.

                         We reserve the right to change the frequency of either Fixed or Variable Annuity Payouts so that each payment will be at least $100.

E. FIXED ANNUITY PAYOUTS

                         The dollar amount of all payments is fixed during the entire period of annuity payments, according to the provisions of the annuity payout option selected.

                         If your contract is an IRA, guaranteed minimum Annuity Payout Option One and Two rates for Fixed Annuity Payouts are based upon three percent yearly interest and rates derived from 1983 Mortality Table a.

                         Other Fixed Annuity Payout rates may be available, but rates will never be less than those shown in the Annuity Payout Option One and Two Tables. Contact us for details.

                         In setting Fixed Annuity Payout rates, we consider many factors, including, but not limited to: investment yield rates; taxes; and contract persistency.


Form No. 13077 7-99                                                        19

--------------------------------------------------------------------------------

F. PAYMENT OF PRESENT VALUE

                         Following the death of the Annuitant and any joint Annuitant under a Fixed Annuity Payout, we may offer the Beneficiary payment of the present value of the unpaid remaining payments if he/she chooses not to continue annuity payouts.

                         If the present value is payable, we calculate it this way:

                         1. We determine the number of unpaid remaining payments when we receive proof of death; and

                         2. We discount the remaining payments at the rate specified in the terms of the Fixed Annuity Payout supplemental contract.

G. VARIABLE ANNUITY PAYOUTS

                         If you elect a Variable Annuity Payout, all or a portion of the Variable Account Contract Value is used to provide payments which:

                         1. After the first payment, are not predetermined or guaranteed as to dollar amount; and

                         2. Vary in amount with the investment experience of the Sub-Accounts.

                         Based upon the option chosen, the first payout is determined by the amount of the Contract Value used to provide the Variable Annuity Payout. The Contract Value is converted into a fixed number of Annuity Units, and subsequent payouts are determined by the value of the Annuity Units.

                         Reallocations among Sub-Accounts before the Start Date are governed by Section 6.

H. DETERMINATION OF THE FIRST
   VARIABLE ANNUITY PAYMENT

                         If you elect a Variable Annuity Payout, the Contract Value from a Sub-Account, less applicable taxes, will be applied to the applicable Annuity Payout Option Table. This will be done:

                         1. On the Valuation Date immediately preceding the seventh calendar day before payments begin; and

                         2. In accordance with the annuity payout option chosen.

                         The amount payable for the first payment for each $1,000, so applied under Annuity Payout Options One and Two based upon an assumed yield of three percent is shown in the tables on pages 22 and 23.


Form No. 13077 7-99                                                        20

--------------------------------------------------------------------------------

I. VARIABLE ANNUITY PAYOUTS
   AFTER THE FIRST ANNUITY PAYOUT

                         Variable Annuity Payouts after the first payout are not fixed and vary in amount. The amount changes with the investment performance of the Sub-Accounts, and may change from month to month. The dollar amount of such payments is determined as follows:

                         1. The dollar amount of the first Variable Annuity Payout is divided by the Annuity Unit value as of the Valuation Date immediately preceding the seventh calendar day before the payments begin. This result establishes the number of Annuity Units for each monthly annuity payment after the first payment. This number of Annuity Units remains fixed during the annuity payment period.

                         2. The fixed number of Annuity Units is multiplied by the Annuity Unit value as of the Valuation Date immediately preceding the seventh calendar day before the date the payment is due. The result establishes the dollar amount of the payment.

                         We guarantee the dollar amount of each payout after the first will not be affected by variations in expenses or mortality experience.

J. ANNUITY UNIT VALUES

                         For each Sub-Account, the Annuity Unit value was set at $10 when Accumulation Units were first converted into Annuity Units. Subsequent Annuity Unit values for any Valuation Period are equal to:

                         1. The net investment factor for the Valuation Period for which the Annuity Unit value is being calculated;

                         2. MULTIPLIED by the Annuity Unit value for the preceding Valuation Period; and

                         3. DIVIDED by the daily factor at the assumed yield not to exceed five percent (designed to offset the assumed yield used to determine the first payment) adjusted for the number of days in the Valuation Period.

                         NOTE: The net investment factor, the Annuity Unit value, and the daily factor vary from day to day. If you have any questions you should contact us at {800-426-7050}.

K. EXCHANGE OF ANNUITY UNITS

                         After the annuity payout begins, Annuity Units of any Sub-Account may be exchanged for units of any other Sub-Accounts. This may be done no more than once a year. Once the annuity payout starts, no exchanges may be made to or from any fixed annuity.


Form No. 13077 7-99                                                        21

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                        ANNUITY PAYOUT TABLE
                                                             OPTION ONE
                                                    Installments for life with or
                                                   without a fixed period certain
                                                   Monthly income for each $1,000
                                                          of Contract Value
------------------------------------------------------------------------------------------------------------------------------------
                                                       Fixed Period in Months
--------------------------- -------------------------------------------------- ----------------------------------------------------
                            MALE                                               FEMALE
--------------------------- -------------------------------------------------- ----------------------------------------------------
           AGE                        None                      120                      None                      120
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            50                        4.27                     4.22                      3.90                     3.89
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            51                        4.34                     4.29                      3.97                     3.95
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            52                        4.43                     4.37                      4.03                     4.01
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            53                        4.51                     4.45                      4.10                     4.08
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            54                        4.60                     4.54                      4.18                     4.15
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            55                        4.70                     4.62                      4.25                     4.22
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            56                        4.80                     4.72                      4.34                     4.30
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            57                        4.91                     4.82                      4.42                     4.38
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            58                        5.03                     4.92                      4.52                     4.47
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            59                        5.15                     5.03                      4.61                     4.56
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            60                        5.28                     5.14                      4.72                     4.66
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            61                        5.42                     5.26                      4.83                     4.76
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            62                        5.57                     5.39                      4.95                     4.86
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            63                        5.74                     5.52                      5.07                     4.98
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            64                        5.91                     5.66                      5.21                     5.10
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            65                        6.10                     5.81                      5.35                     5.22
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            66                        6.29                     5.96                      5.51                     5.36
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            67                        6.50                     6.11                      5.67                     5.50
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            68                        6.73                     6.28                      5.85                     5.65
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            69                        6.97                     6.44                      6.04                     5.80
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            70                        7.23                     6.61                      6.25                     5.96
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            71                        7.51                     6.78                      6.47                     6.14
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            72                        7.80                     6.96                      6.71                     6.31
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            73                        8.12                     7.14                      6.97                     6.50
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            74                        8.45                     7.32                      7.26                     6.69
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            75                        8.82                     7.49                      7.56                     6.89
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            76                        9.21                     7.67                      7.90                     7.09
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            77                        9.62                     7.84                      8.26                     7.29
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            78                       10.07                     8.01                      8.65                     7.49
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            79                       10.55                     8.17                      9.07                     7.69
--------------------------- ------------------------- ------------------------ ------------------------- --------------------------
            80                       11.06                     8.33                      9.53                     7.89
-----------------------------------------------------------------------------------------------------------------------------------
Instead of such monthly installments, yearly, semi-annual or quarterly installments may be selected. Amounts for ages not shown in this table may be obtained upon request.
------------------------------------------------------------------------------------------------------------------------------------


Form No. 13077 7-99                                                        22

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                            ANNUITY PAYOUT TABLE
                                                                 OPTION TWO
                                                         Joint and Survivor Annuity
                                              Monthly Income for Each $1,000 of Contract Value
------------------------------------------------------------------------------------------------------------------------------------
                                                                FEMALE AGE
--------------- --------------------------------------------------------------------------------------------------------------------
   MALE AGE           50              55             60              65               70               75                 80
--------------- --------------- -------------- --------------- ---------------- --------------- ------------------ -----------------
      50             3.60            3.75           3.88            3.99             4.08             4.15               4.20
--------------- --------------- -------------- --------------- ---------------- --------------- ------------------ -----------------
      55             3.69            3.88           4.06            4.23             4.38             4.50               4.58
--------------- --------------- -------------- --------------- ---------------- --------------- ------------------ -----------------
      60             3.76            3.99           4.23            4.49             4.72             4.91               5.06
--------------- --------------- -------------- --------------- ---------------- --------------- ------------------ -----------------
      65             3.81            4.07           4.38            4.72             5.07             5.39               5.65
--------------- --------------- -------------- --------------- ---------------- --------------- ------------------ -----------------
      70             3.84            4.14           4.50            4.93             5.40             5.89               6.34
--------------- --------------- -------------- --------------- ---------------- --------------- ------------------ -----------------
      75             3.87            4.18           4.58            5.08             5.68             6.37               7.07
--------------- --------------- -------------- --------------- ---------------- --------------- ------------------ -----------------
      80             3.88            4.21           4.64            5.19             5.90             6.78               7.77
------------------------------------------------------------------------------------------------------------------------------------
                                 Amounts for ages not shown in this table may be obtained upon request.
------------------------------------------------------------------------------------------------------------------------------------

SECTION 9  GENERAL PROVISIONS
--------------------------------------------------------------------------------

A. BENEFICIARY CHANGE

                         You have the right to name an Irrevocable Beneficiary on the application.

                         You may add a Beneficiary or change the Beneficiary by written request during your lifetime if:

                         1.     The contract is in force; and

                         2. We have the written consent of each Irrevocable Beneficiary.

                         If there is more than one Beneficiary, we pay them in equal shares unless you have requested otherwise in writing.

                         Any addition or change of Beneficiary should be sent to our Home Office.

                         The addition or change will take effect on the date you signed the request. It will not affect any payment or action we make before we receive and record that request.


Form No. 13077 7-99                                                        23

--------------------------------------------------------------------------------

B. BENEFICIARY'S
   SUCCESSION OF INTEREST

                         If no Beneficiary is named, or if no Beneficiary survives you, we will pay your estate.

                         If a Beneficiary survives you, but dies before receiving his/her full share, we will pay his/her share in the following order, unless you requested otherwise in writing:

                         1. To any surviving Beneficiary, in the same class of Beneficiary;

                         2.     To any Contingent Beneficiary;

                         3.     To the Beneficiary's surviving spouse;

                         4.     Equally to the Beneficiary's surviving children;
                                or

                         5.     To the Beneficiary's estate.

C. EVIDENCE OF SURVIVAL

                         We may require proof that a person is alive on the Required Distribution Date, the Start Date, or at any time thereafter.

D. INCONTESTABILITY

                         This contract has a two-year contestable period running from its Issue Date.

                         After this contract has been in force for two years from its Issue Date, we cannot claim that the contract is void unless the contract has been terminated in accordance with Section 12.

E. INTEREST ON DEATH BENEFIT

                         Any death benefit paid under this contract from the Fixed Account will include interest from the death benefit Valuation Date until the death benefit is paid at a rate not less than that required by law. Any death benefit paid under this contract from the Variable Account will not include interest.

F. MISSTATEMENT OF AGE OR SEX

                         If your age or sex is misstated, the Required Distribution Date and/or the Start Date will be adjusted to reflect the true age or sex.

                         If age has been misstated and payments have begun under a Fixed or Variable Annuity Payout, we will change the amounts payable to what the Payee is entitled to at the true age or sex.

                         If the misstatement caused us to make an overpayment, we will deduct that amount from future payments. If the misstatement caused us to make an underpayment, we will pay that amount immediately.


Form No. 13077 7-99                                                        24

--------------------------------------------------------------------------------

                         We have the right to require proof of an Annuitant's age or sex before we make payment under any Fixed or Variable Annuity Payout.

G. NONPARTICIPATING

                         The contract does not share in our profits or surplus. No dividends are paid under this contract.

H. PAYMENTS AND SETTLEMENTS

                         All payments and settlements we make are payable from our Home Office. We may require that this contract be returned before payments and settlements are made.

I. PROOF OF DEATH

                         We accept any of the following as proof of death:

                         1.     A certified copy of a death certificate;

                         2. A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

                         3.     Any other proof satisfactory to us.

J. PROTECTION OF PROCEEDS

                         Payments we make under this contract:

                         1.     May not be assigned before they are due; and

                         2. Except as permitted by law, are not subject to claims of creditors or legal process.

K. TAX WITHHOLDING

                         We will withhold taxes from any payment made when required by law or regulation.

L. YEARLY STATEMENT

                         At least once each Contract Year, we will send you a report showing the Contract Value.

SECTION 10  PAYMENTS AT DEATH
--------------------------------------------------------------------------------

A. GENERAL

                         At the Beneficiary's election, distribution of all or part of the death benefit may be deferred to the extent allowed by state or federal law or IRS regulation.

                         When an Owner dies before the Start Date, the individual entitled to the death benefit is the first person in priority order, among the following, who is alive on the date of Owner's death:


Form No. 13077 7-99                                                        25

--------------------------------------------------------------------------------

                         1.     Joint Owner, if any; or

                         2.     Primary Beneficiary; or

                         3.     Contingent Beneficiary.

                         If none of the persons above are alive on the date of Owner's death, the death benefit will then be paid to Owner's estate.

                         If the designated Beneficiary, as determined above, is the Owner's surviving legal spouse, the legal spouse has the additional option to continue the contract as the Owner.

                         Your surviving legal spouse would then have all ownership rights described in the contract.

                         If the legal spouse elects to continue the contract, he/she may not later decide to receive the death benefit.

B. DEFINITION OF TERMS

            1.          ADJUSTED PURCHASE
                        PAYMENT TOTAL

                         The initial Adjusted Purchase Payment Total is equal to the amount of the first Purchase Payment we receive. The Adjusted Purchase Payment Total is increased by the amount of each subsequent Purchase Payment. The Adjusted Purchase Payment Total is decreased by each Annual Contract Charge. For each partial withdrawal, the Adjusted Purchase Payment Total is reduced by multiplying it by the fraction A divided by B, (A/B), where:

                         1. A is the Contract Value immediately after a partial withdrawal; and

                         2. B is the Contract Value immediately before a partial withdrawal.

            2.          RESET CONTRACT
                        ANNIVERSARY

                         The last consecutive six-year anniversary date measured from the Issue Date.

            3.          RESET DEATH BENEFIT

                         On the Reset Contract Anniversary, the Reset Death Benefit is equal to the Contract Value.

                         The Reset Death Benefit is increased by the amount of each Purchase Payment made after the Reset Contract Anniversary.


Form No. 13077 7-99                                                        26

--------------------------------------------------------------------------------

                         For each partial withdrawal taken after the Reset Contract Anniversary, the Reset Death Benefit is reduced by multiplying it by the fraction A divided by B, (A/B), where:

                         1. A is the Contract Value immediately after the partial withdrawal; and

                         2. B is the Contract Value immediately before the partial withdrawal.

C. DEATH BENEFIT
   BEFORE THE START DATE

                         If the first Owner listed on the contract is living and the Annuitant dies before the Start Date, we will automatically name the first Owner as the successor Annuitant. There will be no change in status if there is only one Owner and one of the Annuitants dies.

                         You may also surrender the contract. However, if you surrender the contract, withdrawal charges may apply.

                         If the Owner is a non-natural person and the Annuitant dies before the Start Date, the Contract Value will be paid to the Beneficiary.

                         The amount of the death benefit is defined as follows:

                         1. If you die on or before the first day of the month following your 80th birthday, the death benefit is the greater of A, B, or C where:

                                a. A is the Contract Value on the Death Benefit Valuation Date; or

                                b.  B is the Adjusted Purchase Payment Total; or

                                c.  C is the Reset Death Benefit.

                         2. If you die after the first day of the month following your 80th birthday, the death benefit is the greater of A or B where:

                                a. A is the Contract Value on the Death Benefit Valuation Date; or

                                b.  B is the Adjusted Purchase Payment.

D. DEATH BENEFIT VALUATION DATE

                         The Death Benefit Valuation Date is the Valuation Date following the date we receive the later of:

                         1.     Proof of your death; or

                         2. The Beneficiary's written request in a form which we approve for:

                                a.  A single sum payment; or

                                b. An annuity payout permitted by Code Section 408(b)(3).


Form No. 13077 7-99                                                        27

--------------------------------------------------------------------------------

E. PAYMENT OF DEATH BENEFIT

                         If the Beneficiary elects a single sum payment, we will make payment within seven days after the Death Benefit Valuation Date.

                         If an annuity payout is requested, it may be any annuity payout:

                         1.     That could have been selected under Section 8;
                                and

                         2. Which is permitted by Code Sections 401(a)(9), 408(b)(3), and the regulations thereunder.

F. DEATH BENEFIT ON OR
   AFTER THE START DATE

                         On or after the Start Date, the amount of the death benefit, if any, is governed by the annuity payout in effect on the date of your death.

SECTION 11  AMENDMENT AND DISCLAIMER
--------------------------------------------------------------------------------

A. AMENDMENT

                         We reserve the right to amend this contract in order to include any future changes relating to this contract's remaining qualified for treatment as an annuity contract under the following:

                         1.     The Code;

                         2.     IRS rulings and regulations; and

                         3. Any requirements imposed by the Internal Revenue Service.

B. DISCLAIMER

                         We will be under no obligation for any of the following:

                         1. To determine whether a Purchase Payment, distribution or transfer under the contract complies with the provisions, terms and conditions of each plan or with applicable law;

                         2. To administer any such plan, including, without limitation, any provisions required by the Retirement Equity Act of 1984; or

                         3. For any tax penalties owed by any party resulting from failure to comply with the Code and IRS rulings, regulations, and requirements applicable to this contract.


Form No. 13077 7-99                                                        28

SECTION 12  TERMINATION
--------------------------------------------------------------------------------

A. TERMINATION

                         This contract will end on the earliest of the following:

                         1. When the entire withdrawal value is withdrawn on or before the Start Date; or

                         2. When the Contract Value is paid in a lump sum as the death benefit before the Start Date.

                         In addition, if:

                         1. You have not made any Purchase Payments for a period of two full years; and

                         2. The guaranteed monthly benefit under the life annuity with payments for 10 or 20 years would be less than $20 per month when you reach age 71, or at the end of Contract Year 12, whichever is later;

                         Then, we may terminate the contract by payment of the current withdrawal value.

                         This payment may be made to you, or, if you request, to another annuity or IRA.

SECTION 13  IF YOUR CONTRACT IS AN IRA
--------------------------------------------------------------------------------
A. GENERAL

                         If you purchased this contract as an Individual Retirement Annuity (IRA), this Section restricts how a Purchase Payment and any withdrawals may be made under the contract both before and after your death.

                         It refers to Code Sections 401(a)(9), and 408(b)(3), 408(k), including the incidental death benefit provisions of Proposed Treasury Regulation Section 1.401(a)(9)-2.

                         This Section modifies any other provision in the contract to the contrary when this contract is an IRA.

                         If you have questions about IRA requirements, consult your personal tax adviser.

B. OWNER

                         For an IRA:

                         1.     You must be the Annuitant.

                         2.     Joint Ownership is not permitted.

                         3. You cannot name a different Owner for the contract.

                         4. The contract is established for your exclusive benefit and the exclusive benefit of your Beneficiaries.

                         5.     You may not borrow money from your contract.

                         6.     Your interest in your contract is
                                non-transferable.


Form No. 13077 7-99                                                        29

--------------------------------------------------------------------------------

                         7. You cannot assign your interest in the contract to another person.

                         8. Your entire interest in your contract is nonforfeitable.

C. CONTRIBUTION

                         Any contribution must be in cash or a cash equivalent.

                         Only the following contribution may exceed $2,000 for any taxable year:

                         1. A rollover contribution described in Code Sections 402(c), 403(a)(4), 403(b)(8) and
                                408(d)(3);

                         2. An amount transferred from another individual retirement account or annuity; or

                         3. A contribution made according to the terms of a Simplified Employee Pension Plan as described in Code Section 408(k).

                         No contribution may be made on your behalf for the tax year you reach age 70 1/2 and any year thereafter.

                         You have the sole responsibility for determining whether the contribution meets applicable income tax requirements.

                         If we receive a Purchase Payment greater than that permitted by law, you may make a written request to withdraw the excess following the Code, subject to applicable tax penalties.

D. IRA DISTRIBUTION REQUIREMENTS

                         You must elect to take a distribution under the contract on or before the required beginning date. This date commences no later than April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

                         An exception to this rule is that you may tell us in writing that you are using another acceptable source under federal law to meet distribution requirements.

                         Distributions for each calendar year after the year you become 70 1/2 (including the year of your required beginning date) must be made by each December 31.

                         You have the sole responsibility for requesting a distribution that complies with applicable law.

                         Such distribution will be payable in equal amounts, no less frequently than annually.

                         Distributions will be made:

                         1.     In a lump sum;

                         2.     Over your life;

                         3.     Over the lives of you and your Beneficiary;


Form No. 13077 7-99                                                        30

--------------------------------------------------------------------------------
                         4. Over a period certain not exceeding your life expectancy; or

                         5. Over a period certain not exceeding the joint and last survivor life expectancy of you and your Beneficiary.

                         Distributions must be non-increasing or may increase only as provided in Q&A F-3 of Proposed Treasury Regulations Section 1.401 (a)(9)-1.

                         If your entire interest is to be distributed in other than a single lump sum, the minimum amount to be distributed each year will be determined according to Code Section 408(b)(3). The distribution will start on the required beginning date and will continue each year thereafter.

E. WITHDRAWAL CHARGES

                         Withdrawal charges will be waived on the annual withdrawal in any Contract Year made to comply with the minimum distribution requirements.

                         However, the maximum amount available without applying early withdrawal charges in any Contract Year under all provisions of this contract is the greater of:

                         1. The amount needed for this contract to comply with the minimum distribution requirements; or

                         2. Earnings or ten percent of Purchase Payments, as of the last Contract Anniversary, subject to withdrawal charges.

                         This waiver applies only to withdrawals needed for this contract to meet the minimum distribution requirements described in this Section.

F. DEATH BENEFIT BEFORE THE
   REQUIRED START DATE

                         If you die before distribution has begun, the entire interest must be distributed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs.

                         However, proceeds which are payable to a named Beneficiary who is a natural person may be distributed in equal installments over:

                         1.     The lifetime of the Beneficiary; or

                         2. A period not exceeding the life expectancy of the Beneficiary,

                         provided such distribution begins no later than December 31 following the calendar year in which your death occurred.

                         If the Beneficiary is your surviving legal spouse, he or she may elect to receive equal or substantially equal distributions over the life or life expectancy of the surviving legal spouse.


Form No. 13077 7-99                                                        31

--------------------------------------------------------------------------------
                         The election must be made no later than December 31 of the calendar year in which the fifth anniversary of your death occurs.

                         Distributions must commence prior to the date on which you would have attained age 70 1/2.

                         Minimum distributions will be calculated according to Code Section 408(b)(3).

                         Alternatively, your surviving legal spouse may continue the contract as Owner.

                         Under this requirement, any amount paid to any of your children will be treated as if it had been paid to your surviving legal spouse if the remainder of the interest becomes payable to the surviving legal spouse when the child reaches the age of majority.

G. DEATH BENEFIT ON OR AFTER THE
   REQUIRED START DATE

                         If you die after distribution of your interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.


H. DETERMINING LIFE EXPECTANCY
   FOR DISTRIBUTIONS

                         As used in this document, life expectancy and joint and last survivor life expectancy will be determined by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9 according to Code
                         Section 408(b)(3).

                         In the case of required distributions, life expectancy of you and your Beneficiary will be initially determined based on your attained ages in the year you reach age 70 1/2.

                         In the case of the death benefit, the life expectancy will be initially determined on the basis of your Beneficiary's attained age in the year distributions are required to commence.

                         Unless you (or your legal spouse) elect otherwise, prior to the time distributions are required to commence, your life expectancy (and, if applicable, your legal spouse's life expectancy) will be recalculated annually based on your attained ages in the year for which the required distribution is being determined.

                         The life expectancy of a non-legal spouse Beneficiary will not be recalculated.


Form No. 13077 7-99                                                        32

--------------------------------------------------------------------------------
I. DISCLAIMER

                         We will be under no obligation for any of the following:

                         1. For any tax or tax penalties an Owner, Annuitant, or Beneficiary may owe resulting from failure to comply with the requirements imposed by the Codet or by any other applicable federal or state law, rule or regulation;

                         2. To determine whether the Purchase Payment, distribution, or transfer under the contract complies with the provisions, terms, and conditions of any plan or with applicable law;

                         3. To administer any plan, including, without limitation, any provisions required by the retirement Equity Act of 1984;

                         4. To provide any notifications or reports required to be made by an employer or any other entity;

                         5. To verify or make provisions to ensure that the contribution was received by us within any deadlines prescribed by law or otherwise; or

                         6.     To effect the correction of any excess
                                contribution.


Form No. 13077 7-99                                                        33

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Form No. 13077 7-99

--------------------------------------------------------------------------------
INDIVIDUAL DEFERRED RETIREMENT ANNUITY CONTRACT

Nonparticipating+

VARIABLE AND/OR FIXED ACCUMULATION

VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS


NOTICE: To make Purchase Payments, make a claim, or exercise your rights under this contract, please write or call us at:

                               {Northern Life Insurance Company
                               P.O. Box 12530
                               Seattle, Washington 98111-4530
                               (800) 426-7050}

                               {Reliastar Service Center
                               P.O. Box 505
                               Minot, North Dakota 58702-5050
                               (877) 844-5050}



Please include your contract number in all correspondence.



{NORTHERN LIFE INSURANCE COMPANY
A Stock Company
1501 4th Avenue
Suite 1000
Seattle, WA 98101-3620}

{Reliastar Service Center
2000 21st Avenue NW
Minot, North Dakota 58703}


Form No. 13077 7-99